UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 1, 2008

SFG FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-13635	13-3208094
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 623, Syosset, New York 11791
(Address of principal executive offices)

Registrant’s telephone number, including area code: (917) 226-9630

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Effective December 1, 2008, Michael C. Caska was employed as President, Chief Executive Officer and a Director of SFG Financial Corporation (the “Company”).  Mr. Caska replaced Ralph Balzano who stepped down as Interim Chief Executive Officer. Mr. Caska’s background includes over 25 years proven success at the Executive Level in the Investment Banking, Asset Management and Securities Brokerage Industry. He is a Founder of 551 FX IB Associates LLC and prior to starting 551 FX he was a Consultant to the Chairman of the Board of Ladenburg Thalmann a NYSE Member firm. Mr. Caska was the President/ Chief Operating Officer of Sands Brothers & Co, a NYSE Member from June 1998 to October 2004. From April 1989 to June 1998 he served as Managing Director/Chief Financial Officer for Nathan & Lewis Securities Inc. a retail brokerage firm and Insurance general agency which was sold to Met Life. Mr. Caska holds a BBA in Finance and Investments from Baruch College and is Registered as a Series 7, 24, 27, 63 & 65.

SIGNATURE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SFG FINANCIAL CORPORATION

	By:	___/s/Michael C. Caska_____
Michael C. Caska
President and CEO

Dated: December 30, 2008